Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareholders of the Russell
Investment Funds:

In planning and performing our audits
of the financial statements of
Russell Investment Funds (the Funds)
as of and for the
year ended December 31, 2007, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Funds internal control over
financial reporting, including controls
over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we do not
express an opinion on the effectiveness
of the Funds internal control over
financial reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
The funds internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles. A Funds internal control over financial reporting includes those policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the the transactions and dispositions of the assets of the Funds;provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Funds are being made only in accordance with authorizations of management and trustees of the funds; and provide reasonable assurance regarding prevention or timely detection of unauthorized acqusition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting such that there is a
reasonable possibility
that a material misstatement
of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Funds internal
control over financial
reporting and its operation, including
controls over safeguarding securities,
that we consider to be material
weaknesses as defined above as of
December 31, 2007.

This report is intended solely for the
information and use of management and
the Board of Trustees of Russell
Investment Funds and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.


Signature PricewaterhouseCoopers LLP

Seattle, Washington
February 15, 2008